EXHIBIT 4.14

EXECUTION VERSION

AMENDMENT AND TRANSFER AGREEMENT

Dated 29 April, 2008

for

LUXOTTICA  U.S. HOLDINGS CORP.

as Borrower

arranged by

BANC OF AMERICA SECURITIES LIMITED AND BAYERISCHE HYPO- UND VEREINSBANK AG, MILAN BRANCH (PART OF UNICREDIT MARKETS AND INVESTMENT BANKING)

with

BANC OF AMERICA SECURITIES LIMITED

acting as Agent

RELATING TO A BRIDGE FACILITY AGREEMENT DATED

12 OCTOBER 2007

Ref: DM/CP

Studio Legale Associato

in association with Linklaters LLP

THE SCHEDULES

i

THIS AGREEMENT is dated 29 April, 2009 and made in Lugano, Switzerland between:

(1)                            LUXOTTICA GROUP S.p.A. (the “Company”);

(2)                            LUXOTTICA U.S. HOLDINGS CORP. as borrower (the “Borrower”);

(3)                            LUXOTTICA GROUP S.p.A. and LUXOTTICA S.r.l., as original guarantors (the “Original Guarantors”);

(4)                            BANC OF AMERICA SECURITIES LIMITED and BAYERISCHE HYPO- UND VEREINSBANK AG, MILAN BRANCH (PART OF UNICREDIT MARKETS AND INVESTMENT BANKING) as exclusive bookrunners and mandated lead arrangers (whether acting individually or together, the “Arrangers”);

(5)                            BANK OF AMERICA, N.A. and BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH (PART OF UNICREDIT MARKETS AND INVESTMENT BANKING) as underwriters (whether acting individually or together, the “Existing Underwriters”);

(6)                            BANK OF AMERICA, N.A. and UNICREDITO ITALIANO S.p.A. – NEW YORK BRANCH as new underwriters (whether acting individually or together, the “New Underwriters”);

(7)                            THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as existing Lenders (the “Existing Lenders”);

(8)                            THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 as new Lenders (the “New Lenders”); and

(9)                            BANC OF AMERICA SECURITIES LIMITED, as agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           Definitions

In this Agreement:

“Amended Agreement” means the Original Facility Agreement, as amended by this Agreement.

“Amendment Fee” means a fee of 0.25 per cent. flat on the aggregate Extended Facility Amount.

“Effective Date” means the date that the Borrower reduces the Total Commitments from U.S.$500,000,000 to U.S.$150,000,000.

“Extended Facility Amount” means the amount equal to U.S.$150,000,000 on the Effective Date.

“Original Facility Agreement” means the U.S.$500,000,000 bridge facility agreement dated 12 October 2007 between the Company, the Borrower, the Original Guarantors, the Agent, the Arrangers named in it and the Existing Lenders.

“Party” means a party to this Agreement.

1.2                           Incorporation of defined terms

(a)                            Unless a contrary indication appears, terms defined in the Original Facility Agreement have the same meaning in this Agreement.

(b)                           The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3                           Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or Schedule to this Agreement.

1.4                           Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5                           Designation

In accordance with the Original Facility Agreement, each of the Company and the Agent designate this Agreement as a Finance Document.

2.                                 CONDITIONS PRECEDENT

The provisions of Clause 4 (Amendment) shall be effective only if, on or prior to the Effective Date, or such other date as the Company and the Agent may agree, the Agent has received all the documents and other evidence listed in SCHEDULE 3 (Conditions precedent) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the Company and the New Lenders promptly upon being so satisfied.

3.                                 REPRESENTATIONS

Each Obligor makes the Repeating Representations by reference to the facts and circumstances then existing:

(a)                                   on the date of this Agreement; and

(b)                                  on the Effective Date,

but as if references in Clause 18 (Representations) of the Original Facility Agreement to “the Finance Documents” were instead to this Agreement and, on the Effective Date, to this Agreement and the Amended Agreement.

4.                                 AMENDMENT

4.1                           Amendment

Subject to Clause 2 (Conditions Precedent) with effect from the Effective Date the Original Facility Agreement shall be amended as set out in SCHEDULE 4(Amendments to Original Facility Agreement).

4.2                           Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents (including, without limitation, the guarantee and indemnity of each Original Guarantor) shall, save as amended by this Agreement, continue in full force and effect.

4.3                           Guarantees

With respect to the guarantee granted by any Original Guarantor incorporated in Italy pursuant to the Original Facility Agreement, and without prejudice to the continuing validity and effectiveness of any such guarantee, the Parties acknowledge that any amendment made under this Agreement shall not result under Italian law in a novazione of (or have an effetto novativo on) the Original Facility Agreement.

5.                                 TRANSFER

5.1                           Definitions

For the purposes of this Clause 5 only;

(a)                                   “Existing Lender” shall mean Bayerische Hypo- und Vereinsbank AG, New York Branch (part of UniCredit Markets and Investment Banking) in its capacity as Lender; and

(b)                                  “Existing Underwriter” shall mean Bayerische Hypo- und Vereinsbank AG, New York Branch (part of UniCredit Markets and Investment Banking) in its capacity as Underwriter;

(c)                                   “New Lender” shall mean Unicredito Italiano S.p.A.-New York branch in its capacity as Lender; and

(d)                                  “New Underwriter” shall mean Unicredito Italiano S.p.A. – New York Branch in its capacity as Underwriter.

5.2                           Transfer Certificate

The Parties agree and acknowledge that this Agreement is, inter alia, a Transfer Certificate for the purposes of the Original Facility Agreement.

5.3                           Company’s confirmation

Pursuant to sub-paragraph 23.2.1 of clause 23.2 (Conditions of assignment or transfer) of the Original Facility Agreement, the Company consents to and the Borrower is hereby notified of the transfer of:

(a)                                   the Commitments rights and obligations of the Existing Lender to the New Lender; and

(b)                                  the rights and obligations of the Existing Underwriter to the New Underwriter,

on the terms and as described in this Agreement.

5.4                           Procedure for transfer

Pursuant to clause 23.5 (Procedure for transfer) of the Original Facility Agreement:

(a)                                The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in SCHEDULE 2 (Commitments/rights and obligations to be transferred) in accordance with clause 23.5 (Procedure for transfer) of the Original Facility Agreement.

(b)                               The Existing Underwriter and the New Underwriter agree to the Existing Underwriter transferring to the New Underwriter by novation all or part of the Existing Underwriter’s rights and obligations under the Original Facility Agreement in accordance with clause 23.5 (Procedure for transfer) of the Original Facility Agreement mutatis mutandis and as if references in those clauses to “Existing Lender” and “New Lender” are references to the Existing Underwriter and New Underwriter, respectively.

(c)                                The proposed Transfer Date is the Effective Date and the transfers described in paragraphs (a) and (b) of this Clause 5.4 (Procedure for transfer) shall take effect immediately prior to the amendments described in Clause 4 (Amendment) above.

(d)                               The Facility Office and address, fax number and attention details for notices of the New Lender and the New Underwriter for the purposes of Clause 31.2 (Addresses) of the Original Facility Agreement are set out in SCHEDULE 2 (Commitments/rights and obligations to be transferred).

5.5                           New Lender’s acknowledgment and confirmation

(a)                            The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraphs 23.4.1 to 23.4.3 of Clause 23.4 (Limitation of Responsibility of Existing Lenders) of the Original Facility Agreement.

(b)                           Pursuant to sub-paragraph 12.2.9 of Clause 12.2 (Tax gross-up) of the Original Facility Agreement, the New Lender confirms that it is a Qualifying Lender on the date that it becomes a Lender.

5.6                           New Underwriter’s acknowledgment and confirmation

The New Underwriter expressly acknowledges the limitations on the Existing Underwriter’s obligations set out in paragraphs 23.4.1 to 23.4.3 of Clause 23.4 (Limitation of Responsibility of Existing Lenders) of the Original Facility Agreement mutatis mutandis and as if references in those clauses to “Existing Lender” and “New Lender” are references to the Existing Underwriter and New Underwriter, respectively.

5.7                           Agent’s acceptance

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as being the Effective Date.

5.8                           Borrower’s acknowledgment

The Borrower acknowledges and accepts this Transfer Certificate as notice of the transfer described in Clause 5.4 (Procedure for transfer) above.

6.                                 TRANSACTION EXPENSES

The Borrower shall within five Business Days of demand reimburse the Agent for the amount of all costs and expenses (including pre-agreed legal fees) reasonably incurred by the Agent in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

7.                                 FEES

(a)                            On the Effective Date, the Borrower shall pay to the Agent (for the account of each New Lender) the Amendment Fee.

(b)                           Without prejudice to any other provision of this Agreement, the Amendment Fee will not be payable if the Effective Date has not occurred on or prior to 13 July 2008.

8.                                 MISCELLANEOUS

8.1                           Incorporation of terms

The provisions of Clause 31 (Notices) and Clause 39 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” and “any Finance Document” are references to this Agreement.

8.2                           Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.                                 GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART I

THE OBLIGORS

Name of Borrower	Registration number (or equivalent, if any)
Luxottica U.S. Holdings Corp.	Not applicable

Name of Original Guarantor	Registration number (or equivalent, if any)
Luxottica Group S.p.A.	00891030272
Luxottica S.r.l.	00064820251

PART II
THE EXISTING LENDERS

Name of Lender	Notice details	Account details
Bank of America, N.A.	On record with Agent	On record with Agent
Bayerische Hypo- und Vereinsbank AG, New York Branch (part of UniCredit Markets and Investment Banking)	On record with Agent	On record with Agent

PART III
THE NEW LENDERS

Name of Lender	Notice details	Account details
Bank of America, N.A.	On record with Agent	On record with Agent
Unicredito Italiano SpA - New York branch	On record with Agent	On record with Agent

SCHEDULE 2

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

Amount of Commitments of Bayerische Hypo- und Vereinsbank AG, New York Branch (part of UniCredit Markets and Investment Banking) as Existing Lender to be transferred to Unicredito Italiano S.p.A.-New York branch as New Lender

U.S.$ 75,000,000

Notice Details

Unicredito Italiano S.p.A.-New York branch in its capacity as New Lender	On record with the Agent
Unicredito Italiano S.p.A.-New York branch in its capacity as New Underwriter	On record with the Agent

SCHEDULE 3

CONDITIONS PRECEDENT

1.                                       Obligors

(a)                                  A certificate of each Obligor certifying that its constitutional documents previously delivered to the Agent for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect (or, if such constitutional documents have been amended since delivery to the Agent for the purposes of the Original Facility Agreement, a copy of such documents in their amended form).

(b)                                 A copy of a resolution of the board of directors of each Obligor:

(i)            approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(ii)           authorising a specified person or persons to execute this Agreement on its behalf; and

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above, where not already held by the Agent.

(d)                                 A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this SCHEDULE 3 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                       Other documents and evidence

(a)                                  Evidence that the Borrower has reduced the Total Commitments from U.S.$ 500,000,000  to U.S.$ 150,000,000.

(b)                                 A copy of any duly executed prepayment notice as required under clause 7.7 (Voluntary prepayment of Loans) of the Original Facility Agreement.

(c)                                  Evidence that the fees, costs and expenses then due from the Borrower on or prior to the Effective Date pursuant to Clause 6 (Transaction expenses) and Clause 7 (Fees) have been paid or will be paid on or prior to the Effective Date.

SCHEDULE 4

AMENDMENTS TO ORIGINAL FACILITY AGREEMENT

1.                                       On the cover page of the Original Facility Agreement, delete the reference to “U.S.$500,000,000” and replace with “U.S.$150,000,000”.

2.                                       In the definition of  “Net Proceeds” in Clause 1.1 (Definitions) of the Original Facility Agreement:

(i)                                     delete paragraph (c) and replace it with the following:

“(c) after deducting proper costs and reasonable expenses incurred by members of the Group directly in connection with the US Private Placement or the other Debt Capital Market Issuances, and deducting VAT and other taxes attributable to the US Private Placement or the other Debt Capital Market Issuances.”; and

(ii)                                  delete the the words “debt capital markets issuance” wherever they appear and replace them with the following:

“ Debt Capital Market Issuance”

3.                                       In Clause 1.1 (Definitions) of the Original Facility Agreement, delete the definition of “Margin” and replace with the following:

“Margin” means 0.60 per cent. per annum.”

4.                                       In Clause 1.1 (Definitions) of the Original Facility Agreement, delete the definition of “Termination Date” and replace with the following:

“Termination Date” means the date falling 18 months after the Effective Date.”

5.                                       In Clause 1.1 (Definitions) of the Original Facility Agreement, delete the definition of “Total Commitments” and replace with the following:

“Total Commitments” means the aggregate amount of the Commitments, being U.S.$150,000,000

6.                                       In Clause 1.1 (Definitions) of the Original Facility Agreement, insert a definition of “Debt Capital Market Issuance” as follows:

“ Debt Capital Market Issuance “ means any issuance of notes or bonds by the Borrower (which, for the avoidance of doubt, will not include any bank facilities or bank syndicated loans).”

7.                                       In Clause 1.1 (Definitions) of the Original Facility Agreement, insert a definition of “Effective Date” as follows:

“Effective Date” means the date that the Borrower reduces the Total Commitments from U.S.$500,000,000 to U.S.$150,000,000

8.                                       In paragraph 7.4.1 and 7.4.2 of Clause 7.4 (Net Proceeds out of issue of US Private Placement) of the Original Facility Agreement, delete the words “debt capital markets issuance” wherever they appear and replace them with the following:

“Debt Capital Market Issuance”

9.                                       Delete paragraph 17.10.1(i) of  Clause 17.10 (Limitations) of the Original Facility Agreement and replace with the following:

“the obligations of Luxottica Group S.p.A. as Guarantor shall at no time require Luxottica Group S.p.A. to pay any amount which exceeds an amount equal to 150 per cent. of the Total Commitments;  and”

10.                                 Delete paragraph 17.10.1(ii) of  Clause 17.10 (Limitations) of the Original Facility Agreement and replace with the following:

“the obligations of Luxottica S.r.l. shall at no time require Luxottica S.r.l. to pay any amount which exceeds  an amount equal to 150 per cent. of the Total Commitments;”

11.                                 In line 3 of paragraph 35.3.4 of Clause 35.3 (Replacement of a Lender) of the Original Facility Agreement, delete the words “paragraph Error! Reference source not found. of Clause Error! Reference source not found. (Extension of Termination Date) or”

12.                                 Delete the table in Part 2 (the Lenders) of Schedule 1 (The Parties) of the Original Facility Agreement and replace it with the table below:

Name of Lender	Commitment (in U.S.$)
Bank of America, N.A.	75,000,000
Unicredito Italiano SpA – New York branch	75,000,000
Total	U.S.$150,000,000

13.                           In Schedules 3 (Requests), 5 (Form of Transfer Certificate), 6 (Form of Compliance Certificate) and 12 (Additional Guarantors) of the Original Facility Agreement, delete all references to “U.S.$500,000,000” and replace with “U.S.$150,000,000”.

SIGNATURES

The Company

LUXOTTICA GROUP S.p.A.

/s/	ENRICO CAVATORTA
By:	ENRICO CAVATORTA

The Borrower

LUXOTTICA U.S. HOLDINGS CORP.

/s/	ENRICO CAVATORTA
By:	ENRICO CAVATORTA

The Original Guarantors

LUXOTTICA GROUP S.p.A.

/s/	ENRICO CAVATORTA
By:	ENRICO CAVATORTA

LUXOTTICA S.r.l.

/s/	ENRICO CAVATORTA
By:	ENRICO CAVATORTA

The Arrangers

BANC OF AMERICA SECURITIES LIMITED

/s/	STEFANO DONZELLI
By:	STEFANO DONZELLI

BAYERISCHE HYPO- UND VEREINSBANK AG, MILAN BRANCH (PART OF UNICREDIT MARKETS AND INVESTMENT BANKING)

/s/	STEFANO DONZELLI
By:	STEFANO DONZELLI

The Existing Underwriters

BANK OF AMERICA, N.A.

/s/	GIULIANA PORTA
By:	GIULIANA PORTA

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH (PART OF UNICREDIT MARKETS AND INVESTMENT BANKING)

/s/	STEFANO DONZELLI
By:	STEFANO DONZELLI

The New Underwriters

BANK OF AMERICA, N.A.

/s/	GIULIANA PORTA
By:	GIULIANA PORTA

UNICREDITO ITALIANO SPA - NEW YORK BRANCH

/s/	STEFANO DONZELLI
By:	STEFANO DONZELLI

The Existing Lenders

BANK OF AMERICA, N.A.

/s/	GIULIANA PORTA
By:	GIULIANA PORTA

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH PART OF UNICREDIT MARKETS AND INVESTMENT BANKING)

/s/	STEFANO DONZELLI
By:	STEFANO DONZELLI

The New Lenders

BANK OF AMERICA, N.A.

/s/	GIULIANA PORTA
By:	GIULIANA PORTA

UNICREDITO ITALIANO SPA - NEW YORK BRANCH

/s/	STEFANO DONZELLI
By:	STEFANO DONZELLI

The Agent

BANC OF AMERICA SECURITIES LIMITED

/s/	STEFANO DONZELLI
By:	STEFANO DONZELLI